Exhibit 21

SUBSIDIARIES OF CHEMTURA CORPORATION – 2005

	Percentage of Voting Securities Owned Directly or Indirectly by Crompton Corporation	State or Country of Organization
1167201 Ontario Limited	100.0	Canada
9056-0921 Quebec Inc.	100.0	Canada
A & M Cleaning Products, LLC	100.0	Delaware
Antimony Products (Proprietary) Ltd.	75.0	South Africa
Aqua Clear Industries, L.L.C.	100.0	New York
ASCK, Inc.	100.0	Delaware
ASEPSIS, Inc.	100.0	Canada
ASEPSIS, Inc.	100.0	Georgia
ASIA Stabilizers Co., Ltd.	65.0	Korea
Assured Insurance Company	100.0	Vermont
Baxenden Chemicals Limited	53.5	England
Baxenden Scandinavia A.S.	53.5	Denmark
BAYROL Deutschland GmbH	100.0	Germany
BAYROL France S.A.S.	100.0	France
BAYROL Iberica S.A.	100.0	Spain
BioLab (Gulf) GmbH	100.0	Switzerland
BioLab Arabia Limited	49.0	Saudi Arabia
BioLab Australia Pty. Ltd.	100.0	Australia
BioLab Textile Additives, LLC	100.0	Delaware
BioLab U.K. Limited	100.0	United Kingdom
Bio-Lab Canada, Inc.	100.0	Canada
Bio-Lab, Inc.	100.0	Delaware
BLSA Industries (Pty) Ltd.	100.0	South Africa
Blue Systemes S.A.S.	100.0	France
Certis Europe B.V.	15.0	The Netherlands
Chemol France S.A.	50.0	France
Chemol Reszvenytarsasag International	78.3	Hungary
Chemtura (Thailand) Limited	100.0	Thailand
Chemtura Corporation U.K. Limited	100.0	England
Chemtura GmbH	100.0	Germany
Chemtura Holding Company, Inc.	100.0	Delaware
Chemtura Korea Inc.	100.0	Korea
Chemtura Singapore Pte. Ltd.	100.0	Singapore
Chemtura USA Corporation	100.0	New Jersey
CNK Chemical Realty Corporation	100.0	Pennsylvania
Crompton & Knowles of Canada Limited	100.0	Canada
Crompton & Knowles Receivables Corporation	100.0	Delaware
Crompton (Uniroyal Chemical) Registrations Limited	100.0	England
Crompton Agribusiness Pty. Limited	100.0	Australia
Crompton Chemical (Pty) Limited	100.0	South Africa
Crompton Chemical S.r.l.	100.0	Italy
Crompton Chemicals B.V.	100.0	The Netherlands
Crompton Co./Cie	100.0	Canada
Crompton Colors Incorporated	100.0	Delaware
Crompton Corporation Limitada	100.0	Chile
Crompton Corporation S.A. de C.V.	100.0	Mexico
Crompton de Colombia Limitada	100.0	Colombia

Crompton Espana S.L.	100.0	Spain
Crompton Europe B.V.	100.0	The Netherlands
Crompton Europe Financial Services Company	100.0	Delaware
Crompton Europe Limited	100.0	Scotland
Crompton European Holdings B.V.	100.0	The Netherlands
Crompton Financial Holdings	100.0	Ireland
Crompton GmbH	100.0	Germany
Crompton Grand Banks Inc.	100.0	Canada
Crompton Holding Corporation	100.0	Delaware
Crompton Holding S.A de C.V.	100.0	Mexico
Crompton Holdings B.V.	100.0	The Netherlands
Crompton Holdings GmbH	100.0	Germany
Crompton International Corporation	100.0	New Jersey
Crompton Investments S.A.S.	100.0	France
Crompton Ireland Investment Company Limited	100.0	Ireland
Crompton Kazakhstan	100.0	Kazakhstan
Crompton Limitada	100.0	Brazil
Crompton Limited	100.0	Japan
Crompton LLC	100.0	Delaware
Crompton Monochem, Inc.	100.0	Louisiana
Crompton N.V.	100.0	Belgium
Crompton Overseas B.V.	100.0	The Netherlands
Crompton Quimica S.A.C.I.	100.0	Argentina
Crompton S.A.	100.0	Switzerland
Crompton S.A.S.	100.0	France
Crompton Services B.V.B.A.	100.0	Belgium
Crompton Servicios S.A. de C.V.	100.0	Mexico
Crompton Specialties Asia Pacific Pte. Limited	100.0	Singapore
Crompton Specialties GmbH	100.0	Germany
Crompton Specialties Holding Company Limited	100.0	China-Hong Kong
Crompton Specialties Limited	100.0	China-Hong Kong
Crompton Specialties Limited	100.0	Taiwan
Crompton Specialties Limited	92.0	Thailand
Crompton Specialties Nanjing Company Limited	100.0	China-PRC
Crompton Specialties Pty. Limited	100.0	Australia
Crompton Specialties S.A.	100.0	Ecuador
Crompton Specialties Sdn. Bhd.	100.0	Malaysia
Crompton Specialties Shanghai Company Limited	100.0	China-PRC
Crompton Specialty Chemicals India Pte. Ltd.	99.9	India
Crompton Technology B.V.	100.0	The Netherlands
Crompton Vinyl Additives GmbH	100.0	Germany
Crompton, Inc.	100.0	Philippines
Crompton-CNCCC Danyang Chemical Company Limited	90.0	China-PRC
Davis-Standard LLC	62.5	Delaware
Enenco, Incorporated	100.0	New York
EPA B.V.	100.0	The Netherlands
GL Development, Ltd.	100.0	British West Indies
GLC Holdings GmbH	100.0	Switzerland
GLCC Laurel de Mexico, S.A. de C.V.	100.0	Mexico
GLCC Laurel, LLC	50.0	Delaware
GLCC Mexico Holdings, Inc.	100.0	Delaware
GLK Holdings (Netherlands) C.V.	100.0	The Netherlands
Great Lakes (UK) Limited	100.0	United Kingdom
Great Lakes Chemical (Europe) GmbH	100.0	Switzerland
Great Lakes Chemical (Far East) Limited	100.0	Hong Kong
Great Lakes Chemical (Gulf) GmbH	100.0	Switzerland
Great Lakes Chemical (Netherlands) B.V.	100.0	The Netherlands
Great Lakes Chemical (S) Pte. Ltd	100.0	Singapore
Great Lakes Chemical Corporation	100.0	Delaware
Great Lakes Chemical France S.A.S.	100.0	France
Great Lakes Chemical Global, Inc.	100.0	Delaware
Great Lakes Chemical Japan Limited	100.0	Japan

Great Lakes Chemical Konstanz GmbH	100.0	Germany
Great Lakes Europe Unlimited	100.0	United Kingdom
Great Lakes Holding (Europe) A.G.	100.0	Switzerland
Great Lakes Holding Deutschland GmbH	100.0	Germany
Great Lakes Holding S.A.S.	100.0	France
Great Lakes Manufacturing (Germany) GmbH	100.0	Germany
Great Lakes Manufacturing (UK) Limited	100.0	United Kingdom
Great Lakes Manufacturing Italy S.r.I.	100.0	Italy
Great Lakes S.A.S.	100.0	France
Great Lakes Sales (Europe) GmbH	100.0	Switzerland
Great Lakes Sales (Germany) GmbH	100.0	Germany
Great Lakes Sales (UK) Limited	100.0	United Kingdom
Great Lakes Sales France S.A.S.	100.0	France
Great Lakes Sales Italy S.r.I.	100.0	Italy
Great Lakes Sales Mexico, S. de R.L. de C.V.	100.0	Mexico
Great Lakes Technology (Belgium) N.V.	100.0	Belgium
Great Lakes Trading Company, Inc.	100.0	Delaware
Great Lakes Chemical Vermögensverwaltungs GmbH & Co. KG	100.0	Germany
GT Seed Treatment, Inc.	100.0	Minnesota
Gulf Stabilizers Industries Sales FZCO	52.0	Dubai
Gulf Stabilizers Industries, Ltd.	49.0	Saudi Arabia
HomeCare Labs, Inc.	100.0	Delaware
Hydrotech Chemical Corporation	100.0	Canada
Hydrotech Chemical Corporation Pty. Ltd.	100.0	Australia
INTERBAYROL, A.G.	100.0	Switzerland
ISCI, Inc.	100.0	Indiana
Isofoam Limited	53.5	England
Kem Manufacturing Corporation	100.0	Georgia
Knight Investments B.V.	100.0	The Netherlands
Monochem, Inc.	100.0	Louisiana
MPC S.A.R.L.	100.0	France
Nanjing Crompton Shuguang Organosilicon Specialties Co., Ltd.	85.0	China-PRC
Naugatuck Treatment Company	100.0	Connecticut
Niagara Insurance Company, Ltd.	100.0	Bermuda
NPC Services, Inc.	12.75	Louisiana
Poolbrite (SA) (Pty) Ltd	100.0	South Africa
POOLTIME GmbH	100.0	Germany
PT Crompton Indonesia	100.0	Indonesia
QO Chemicals GmbH	100.0	Germany
QO Chemicals, Inc.	100.0	Delaware
Recreational Water Products Inc.	100.0	Canada
Recreational Water Products Pty. Ltd.	100.0	Australia
Recreational Water Products, Inc.	100.0	Delaware
Rubicon LLC	50.0	Utah
Sonneborn Crompton Sodium Joint Venture B.V.	50.0	The Netherlands
TETRABROM Technologies Ltd.	50.0	Israel
Unicorb Limited	100.0	England
Unimers India Limited	1.62	India
Uniroyal Chemical Company Limited	100.0	Bahamas
Uniroyal Chemical Company Limited (Delaware)	100.0	Delaware
Uniroyal Chemical S.A.	100.0	Spain
Uniroyal Chemical S.A.R.L.	100.0	Switzerland
Uniroyal Chemical Taiwan Limited	80.0	Taiwan
Weber City Road LLC	100.0	Louisiana
WRL of Indiana, Inc.	100.0	Indiana